Series Number: 1
For period ending: 6/30/14

48)	Investor, A, C & R
First $1 billion 0.899%
Next $1 billion 0.847%
Next $3 billion 0.817%
Next $5 billion 0.797%
Next $15 billion 0.784%
Next $25 billion 0.782%
Over $50 billion 0.782%

Institutional
First $1 billion 0.699%
Next $1 billion 0.647%
Next $3 billion 0.617%
Next $5 billion 0.597%
Next $15 billion 0.584%
Next $25 billion 0.582%
Over $50 billion 0.582%

R6
First $1 billion 0.649%
Next $1 billion 0.597%
Next $3 billion 0.567%
Next $5 billion 0.547%
Next $15 billion 0.534%
Next $25 billion 0.532%
Over $50 billion 0.532%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           1,402
Institutional Class                                1,770
2. Dividends for a second class of open-end company shares
A Class                                -
C Class                                -
R Class                                -
R6 Class                                13

73A)                      1. Dividends from net investment income
Investor Class                                                      $0.0319
Institutional Class                                           $0.0596
2. Dividends for a second class of open-end company shares
A Class                                -
C Class                                -
R Class                                -
R6 Class                                $0.0665

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           41,384
Institutional Class                                29,241
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                6,654
C Class                                234
R Class                                16
R6 Class                                525

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $14.50
Institutional Class                                $14.51
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $14.44
C Class                                $14.34
R Class                                $14.44
R6 Class                                $14.50

Series Number: 2
For period ending: 6/30/14

48)                      Investor, A, C & R
0.950%

Institutional
0.750%

R6
0.700%

72DD)                                1. Total income dividends for which record date passed during the period
Investor Class                                           402
Institutional Class                                333
2. Dividends for a second class of open-end company shares
A Class                                269
C Class                                96
R Class                                105
R6 Class                                1

73A)                      1. Dividends from net investment income
Investor Class                                           $0.4152
Institutional Class                                $0.4290
2. Dividends for a second class of open-end company shares
A Class                                $0.3980
C Class                                $0.3464
R Class                                $0.3808
R6 Class                                $0.4324

74U)                                1. Number of shares outstanding (000's omitted)
Investor Class                                           1,078
Institutional Class                                813
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                733
C Class                                289
R Class                                287
R6 Class                                3

74V)                      1. Net asset value per share (to nearest cent)
Investor Class                                           $9.93
Institutional Class                                $9.95
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.91
C Class                                $9.85
R Class                                $9.89
R6 Class                                $9.95